EX-99.906CERT

CERTIFICATION

David Y.S. Chiueh, Chief Executive Officer, of Upright Investments Trust (the “Registrant”), and Wellman Wu, Chief Financial Officer, do hereby certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

Upright Investments Trust

Upright Investment Trust

/s/ David Y.S. Chiueh

/s/Wellman Wu

David Y.S. Chiueh

Wellman Wu

Date: December 12, 2005

Date: December 12, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Upright Investments Trust and will be retained by Upright Investments Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.